Exhibit 99.1

PRESS RELEASE

FTAI Aviation Ltd. Reports Second Quarter 2024 Results, Declares Dividend of $0.30 per Ordinary Share

NEW YORK, July 23, 2024 (GLOBE NEWSWIRE) – FTAI Aviation Ltd. (NASDAQ: FTAI) (the “Company” or “FTAI”) today reported financial results for the second quarter 2024. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q2’24
Net Loss Attributable to Shareholders	$(228,205)
Basic Loss per Ordinary Share	$(2.26)
Diluted Loss per Ordinary Share	$(2.26)
Adjusted EBITDA(1)	$213,904

(1)  For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.

Second Quarter 2024 Dividends

On July 23, 2024, the Company’s Board of Directors (the “Board”) declared a cash dividend on our ordinary shares of $0.30 per share for the quarter ended June 30, 2024, payable on August 20, 2024 to the holders of record on August 12, 2024.

Additionally, on July 23, 2024, the Board declared cash dividends on its Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares (“Series A Preferred Shares”), Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares (“Series B Preferred Shares”), Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares (“Series C Preferred Shares”) and Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares (“Series D Preferred Shares”) of $0.51563, $0.50000, $0.51563 and $0.59375 per share, respectively, for the quarter ended June 30, 2024, payable on September 16, 2024 to the holders of record on September 6, 2024.

Business Highlights

•	Aerospace Products reaches new Adjusted EBITDA high of $91.2mm for Q2. (1)

•	FTAI has inducted 20 V2500 engines year to date and expects to induct an additional 30 by year end.

•	FTAI’s Module Factory™ now has over 50 active customers worldwide.

(1)  For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Center section of the Company’s website, https://www.ftaiaviation.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

In addition, management will host a conference call on Wednesday, July 24, 2024, at 8:00 A.M. Eastern Time. The conference call may be accessed by registering via the following link https://register.vevent.com/register/BIdca77333acf741569740cfda9a5d8b1a/.  Once registered, participants will receive a dial-in and unique pin to access the call.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at https://www.ftaiaviation.com/. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A replay of the conference call will be available after 11:30 A.M. on Wednesday, July 24, 2024 through 11:30 A.M. on Wednesday, July 31, 2024 on https://ir.ftaiaviation.com/news-events/presentations/.

The information contained on, or accessible through, any websites included in this press release is not incorporated by reference into, and should not be considered a part of, this press release.

About FTAI Aviation Ltd.

FTAI owns and maintains commercial jet engines with a focus on CFM56 and V2500 engines. FTAI’s propriety portfolio of products, including the Module Factory and a joint venture to manufacture engine PMA, enables it to provide cost savings and flexibility to our airline, lessor, and maintenance, repair, and operations customer base. Additionally, FTAI owns and leases jet aircraft which often facilitates the acquisition of engines at attractive prices. FTAI invests in aviation assets and aerospace products that generate strong and stable cash flows with the potential for earnings growth and asset appreciation.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, expectations for inducting an additional 30 V2500 engines by year end. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftaiaviation.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
FTAI Aviation Ltd.
(646) 734-9414
aandreini@fortress.com

Exhibit - Financial Statements
FTAI AVIATION LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Lease income	$70,754	$59,541	$123,915	$115,519
Maintenance revenue	51,187	42,065	96,977	77,206
Asset sales revenue	72,433	76,836	111,040	185,527
Aerospace products revenue	245,200	92,725	434,257	177,838
Other revenue	4,020	3,178	4,099	10,973
Total revenues	443,594	274,345	770,288	567,063

Expenses
Cost of sales	205,857	104,532	348,661	250,202
Operating expenses	29,099	24,797	54,416	47,331
General and administrative	2,969	3,188	6,652	7,255
Acquisition and transaction expenses	8,019	2,672	14,198	5,934
Management fees and incentive allocation to affiliate	3,554	5,563	8,449	8,560
Internalization fee to affiliate	300,000	—	300,000	—
Depreciation and amortization	56,691	38,514	106,611	79,440
Asset impairment	—	—	962	1,220
Interest expense	55,196	38,499	102,903	77,791
Total expenses	661,385	217,765	942,852	477,733

Other (expense) income
Equity in losses of unconsolidated entities	(694)	(380)	(1,361)	(1,715)
Loss on extinguishment of debt	(13,920)	—	(13,920)	—
Other (expense) income	(498)	408	136	416
Total other (expense) income	(15,112)	28	(15,145)	(1,299)
(Loss) income before income taxes	(232,903)	56,608	(187,709)	88,031
(Benefit from) provision for income taxes	(13,033)	1,855	(7,461)	3,881
Net (loss) income	(219,870)	54,753	(180,248)	84,150
Less: Dividends on preferred shares	8,335	8,335	16,670	15,126
Net (loss) income attributable to shareholders	$(228,205)	$46,418	$(196,918)	$69,024

(Loss) Earnings per share:
Basic	$(2.26)	$0.47	$(1.96)	$0.69
Diluted	$(2.26)	$0.46	$(1.96)	$0.69

Weighted average shares outstanding:
Basic	100,958,524	99,732,179	100,602,214	99,730,223
Diluted	100,958,524	100,462,277	100,602,214	100,314,508

FTAI AVIATION LTD.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share and per share data)

	(Unaudited)
	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$169,485	$90,756
Restricted cash	150	150
Accounts receivable, net	154,051	115,156
Leasing equipment, net	2,202,866	2,032,413
Property, plant, and equipment, net	33,078	45,175
Investments	19,886	22,722
Intangible assets, net	42,138	50,590
Goodwill	4,630	4,630
Inventory, net	373,282	316,637
Other assets	449,686	286,456
Total assets	$3,449,252	$2,964,685

Liabilities
Accounts payable and accrued liabilities	$128,708	$112,907
Debt, net	3,077,596	2,517,343
Maintenance deposits	75,939	65,387
Security deposits	41,536	41,065
Other liabilities	55,906	52,100
Total liabilities	$3,379,685	$2,788,802

Commitments and contingencies

Equity
Ordinary shares ($0.01 par value per share; 2,000,000,000 shares authorized; 102,211,402 and 100,245,905 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively)	$1,022	$1,002
Preferred shares ($0.01 par value per share; 200,000,000 shares authorized; 15,920,000 and 15,920,000 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively)	159	159
Additional paid in capital	330,419	255,973
Accumulated deficit	(262,033)	(81,785)
Shareholders' equity	69,567	175,349
Non-controlling interest in equity of consolidated subsidiaries	—	534
Total equity	69,567	175,883
Total liabilities and equity	$3,449,252	$2,964,685

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as our key performance measure.

Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income (loss) attributable to shareholders from continuing operations, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, dividends on preferred shares, and interest expense, internalization fee to affiliate, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net (loss) income attributable to shareholders to Adjusted EBITDA for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands)	2024	2023	Change	2024	2023	Change
Net (loss) income attributable to shareholders	$(228,205)	$46,418	$(274,623)	$(196,918)	$69,024	$(265,942)
Add: (Benefit from) provision for income taxes	(13,033)	1,855	(14,888)	(7,461)	3,881	(11,342)
Add: Equity-based compensation expense	638	510	128	1,148	618	530
Add: Acquisition and transaction expenses	8,019	2,672	5,347	14,198	5,934	8,264
Add: Losses on the modification or extinguishment of debt and capital lease obligations	13,920	—	13,920	13,920	—	13,920
Add: Changes in fair value of non-hedge derivative instruments	—	—	—	—	—	—
Add: Asset impairment charges	—	—	—	962	1,220	(258)
Add: Incentive allocations	3,148	5,324	(2,176)	7,456	8,266	(810)
Add: Depreciation and amortization expense (1)	65,809	48,934	16,875	124,931	97,704	27,227
Add: Interest expense and dividends on preferred shares	63,531	46,834	16,697	119,573	92,917	26,656
Add: Internalization fee to affiliate	300,000	—	300,000	300,000	—	300,000
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	(617)	150	(767)	(1,165)	(546)	(619)
Less: Equity in losses of unconsolidated entities	694	380	314	1,361	1,715	(354)
Less: Non-controlling share of Adjusted EBITDA	—	—	—	—	—	—
Adjusted EBITDA (non-GAAP)	$213,904	$153,077	$60,827	$378,005	$280,733	$97,272

(1) Includes the following items for the three months ended June 30, 2024 and 2023: (i) depreciation and amortization expense of $56,691 and $38,514, (ii) lease intangible amortization of $3,786 and $3,616 and (iii) amortization for lease incentives of $5,332 and $6,804, respectively. Includes the following items for the six months ended June 30, 2024 and 2023: (i) depreciation and amortization expense of $106,611 and $79,440, (ii) lease intangible amortization of $7,762 and $7,762 and (iii) amortization for lease incentives of $10,558 and $10,665, respectively.

(2) Includes the following items for the three months ended June 30, 2024 and 2023: (i) net loss of $694 and $380, (ii) depreciation and amortization expense of $77 and $435, and (iii) acquisition and transaction expenses of $0 and $95, respectively. Includes the following items for the six months ended June 30, 2024 and 2023: (i) net loss of $1,361 and $1,715, (ii) depreciation and amortization expense of $196 and $835, and (iii) acquisition and transaction expenses of $0 and $334, respectively.